September  29,  1997

Mr.  Duane  Egeland
Chief  Financial  Officer
Dynacraft  Golf  Products,  Inc.
98  James  Street
Newark,  Ohio    43055

     Re:  Listing  on  the  Chicago  Stock  Exchange
          ------------------------------------------

Dear  Mr.  Egeland:

This  notice  is  to  certify  that  the Chicago Stock Exchange ("Exchange") has approved  the  Common  Stock, without par value (the "Issue"), of Dynacraft Golf
Products,  Inc.  ("Company")  for  listing.   This approval and admission of the
Issue  to  trading  is  subject  to  the  following:

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


1.    Assignment to a qualified Chicago Stock Exchange specialist firm.

2.    Completion and submission of an originally executed Application for Listing, all required supporting documentation and payment of appropriate listing fees.

3.    Completion and closure of the initial public offering at or above the Minimum
      Offering as defined in the Company's Form SB-2 as filed with the Securities and Exchange Commission ("SEC").

4.    Confirmation of the issuance and distribution, within two days of the day the
      Company ceases the sale of stock, of all stock certificates to all persons purchasing shares of the Company's common stock in the initial public offering.

5.    Receipt of a representation and confirmation from the Company that a CUSIP number identifying the Company's common stock has been included in the file of eligible securities maintained by a securities depository registered as a clearing agency under Section 17A of the Securities Exchange Act of 1934 (the
      "1934 Act"), specifically, the Depository Trust Company ("DTC").

6.    Submission to the Exchange and the SEC of the appropriate 1934 Act
      Registration Statement and notice of effectiveness thereof from the SEC.
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



Mr.  Duane  Egeland
September  29,  1997
Page  2


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

7.    Receipt, within 30 trading days of the first day of trading on the Exchange, of certified Schedules of Distribution indicating that there are at least 500 beneficial holders of the Company's common stock.  If the Company is unable to demonstrate that there are at least 500 beneficial holders of the common stock, the issue may be suspended from trading.


Please do not hesitate to contact me at (312) 663-2423 with any question or concern you may have.

Sincerely,


/s/  Craig  a.  Gray
     ---------------
   Supervisor,  Listing  Department

cc:  Mr.  Gerald  R.  Broz
     Mr.  Gerald  Sadowski
     Mr.  Drew  Field


                                  EXHIBIT 99.3